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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Hadron, Inc. 1997 Employee Stock Purchase Plan of our report dated August 25, 2000 with respect to the consolidated financial statements of Hadron, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



                                /s/ Ernst & Young LLP



McLean, Virginia
May 4, 2001